LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Netflix, Inc. (the "Corporation"), hereby constitutes and appoints David Hyman, Reg Thompson, Veronique Bourdeau, Ji Shin and Virginia Lopez, each of them, the undersigned's true and lawful attorney-in-fact and agent to (i) complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended)("Rule 144"), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder ("Section 16"), or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission (the "SEC"), any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate (ii) enroll the undersigned in EDGAR Next (iii) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Rule 144, Section 16, or any successor laws and regulations and (iv) act as an account administrator for the undersigned's EDGAR account, including: (1) appoint, remove and replace account administrators, account users, technical administrators and delegated entities, (2) maintain the security of the undersigned's EDGAR account, including modification of access codes, (3) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard, (4) act as the EDGAR point of contact with respect to the undersigned's EDGAR account, (5) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's
EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account, and (6) any other actions contemplated by Rule
10 of Regulation S-T with respect to account administrators.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Corporation assuming any of the undersigned's responsibilities to comply with Rule 144,
Section 16, or any successor laws and regulations.

This power of attorney supersedes any other power of attorney executed by the undersigned with respect to the subject matter covered by this power of attorney. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at Los Gatos, CA, as of the date set forth below.


Signature: /s/ Cletus R. Willems
Name: Cletus R. Willems
Dated: April 10, 2025